Exhibit 99.1

For Immediate Release

Contact: James Edgemond

(301) 608-9292

Jedgemond@unither.com

UNITED THERAPEUTICS CORPORATION REPORTS

2014 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

•                  Fourth Quarter Revenues of $346 million, Up 20% Year-over-year

•                  Total Annual Revenues of $1.3 billion, Up 15% Year-over-year

•                  Annual Net Income of $340 million or $6.28 per Diluted Share

•                  Annual Non-GAAP Earnings(1) of $591 million or $10.91 per Diluted Share

Silver Spring, MD and Research Triangle Park, NC, February 24, 2015: United Therapeutics Corporation (NASDAQ: UTHR) today announced its financial results for the fourth quarter and year ended December 31, 2014.

“Our overall revenues and profits grew significantly from 2013 to 2014, and we are pleased to see continued growth in the number of patients helped by each of our products,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Co-Chief Executive Officer.  “The fourth quarter was especially distinguished by Orenitram® exceeding 25% of Adcirca® sales and 17% of Tyvaso® sales, despite the fact that December was only the seventh month after Orenitram’s launch, whereas the other products were launched in 2009.  This affirms our belief that Orenitram is on track to become our best-selling product.”

Key financial highlights include (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues	$346,363	$289,017	$1,288,519	$1,116,984
Net income (loss)	$115,935	$(30,314)	$340,074	$174,560
Non-GAAP earnings(1)	$171,709	$160,203	$590,956	$544,663
Net income (loss), per diluted share	$2.17	$(0.60)	$6.28	$3.28
Non-GAAP earnings, per diluted share(1)	$3.21	$2.88	$10.91	$10.23

(1)         See definition of non-GAAP earnings, a non-GAAP financial measure, and a reconciliation of net income to non-GAAP earnings below.

Operating Results

Revenues

The table below summarizes the components of net revenues (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Cardiopulmonary products:
Remodulin®	$136,591	$119,865	$553,728	$491,179
Tyvaso	115,070	114,385	463,067	438,793
Adcirca	73,546	52,047	221,471	176,972
Orenitram	20,174	—	41,267	—
Other	982	2,720	8,986	10,040
Total net revenues	$346,363	$289,017	$1,288,519	$1,116,984

Revenues for the quarter ended December 31, 2014 increased by $57.3 million, compared to the quarter ended December 31, 2013. The growth in revenues corresponded to the continued increase in the number of patients being treated with our cardiopulmonary products and the commencement of Orenitram sales in 2014.

Expenses

The table below summarizes research and development expense by major project and non-project components (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Project and non-project component:
Cardiopulmonary	$46,858	$32,242	$131,843	$116,137
Share-based compensation expense	15,729	76,422	72,714	134,706
Other	8,895	12,888	37,992	48,505
Total research and development expense	$71,482	$121,552	$242,549	$299,348

Cardiopulmonary. The increase in cardiopulmonary project expenses of $14.6 million for the quarter ended December 31, 2014, compared to the quarter ended December 31, 2013, resulted from an increase of $15.7 million in expenses related to our esuberaprost program, offset by a decrease of $2.8 million in expenses relating to our sustained-release, self-injectable product development program, which was terminated in 2014.

Share-based compensation. The $60.7 million decrease in share-based compensation expense for the quarter ended December 31, 2014 over the same quarter in 2013 reflects the one percent appreciation in the price of our common stock during the quarter ended December 31, 2014, compared to the 43 percent increase in the price of our common stock during the same quarter in 2013.

The table below summarizes selling, general and administrative expense by major categories (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Category:
General and administrative	$41,493	$38,112	$186,312	$140,235
Sales and marketing	21,313	21,038	82,000	73,871
Share-based compensation expense	17,728	98,028	112,975	179,904
Total selling, general and administrative expense	$80,534	$157,178	$381,287	$394,010

Share-based compensation. The $80.3 million decrease in share-based compensation expense for the quarter ended December 31, 2014 compared to the same quarter in 2013 reflects the one percent appreciation in the price of our common stock during the quarter ended December 31, 2014, compared to a 43 percent increase in the price of our common stock for the same period in 2013.

Cost of Product Sales

Cost of product sales for the quarter ended December 31, 2014 were $15.8 million, compared to $38.8 million for the quarter ended December 31, 2013.  The decrease of $23.0 million corresponded primarily to the expiration of our royalty obligation to GlaxoSmithKline PLC on sales of our treprostinil-based products.

Income Taxes

We recognized income tax expense of $58.8 million for the quarter ended December 31, 2014, compared to a $1.3 million tax benefit for the quarter ended December 31, 2013 that primarily resulted from our net loss for the quarter ended December 31, 2013.

Non-GAAP Earnings

Non-GAAP earnings is defined as net income (loss), adjusted for the following charges, as applicable: (1) interest; (2) license fees; (3) depreciation and amortization; (4) impairment charges; and (5) share-based compensation expense (stock option, share tracking award and employee stock purchase plan).

A reconciliation of net income to non-GAAP earnings is presented below (in thousands, except per share data):

	Year Ended December 31,			Three Months Ended December 31,
	2014	2013	2012	2014	2013
Net income (loss), as reported	$340,074	$174,560	$304,442	$115,935	$(30,314)
Adjust for the following charges:
Interest expense	17,592	18,058	16,639	3,527	4,562
License fees	10,991	—	—	10,991	—
Depreciation and amortization	32,245	31,259	27,145	8,932	7,753
Impairment charges	—	—	4,839	—	—
Share-based compensation expense	190,054	320,786	30,115	32,324	178,202
Non-GAAP earnings	$590,956	$544,663	$383,180	$171,709	$160,203

Non-GAAP earnings per share:
Basic	$12.27	$10.88	$7.36	$3.62	$3.19
Diluted	$10.91	$10.23	$7.19	$3.21	$2.88

Weighted average number of common shares outstanding:
Basic	48,176	50,076	52,093	47,431	50,281
Diluted	54,155	53,231	53,280	53,548	55,648

Conference Call

We will host a half-hour teleconference on Tuesday, February 24, 2015, at 9:00 a.m. Eastern Time. The teleconference is accessible by dialing 1-877-351-5881, with international callers dialing 1-970-315-0533.  A rebroadcast of the teleconference will be available for one week by dialing 1-855-859-2056, with international callers dialing 1-404-537-3406 and using access code 73843546.

This teleconference is also being webcast and can be accessed via our website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Non-GAAP Financial Information

This press release contains a financial measure, non-GAAP earnings, that does not comply with United States generally accepted accounting principles (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use non-GAAP earnings to assist us in: (1) planning, including the preparation of our annual operating budget; (2) allocating resources in an effort to enhance the financial performance of our business; (3) evaluating the effectiveness of our operational strategies; and (4) assessing our capacity to fund capital expenditures and expand our business.  We believe this non-GAAP financial measure improves investors’ understanding of our financial results by excluding certain expenses that we do not consider when evaluating and comparing the performance of our core operations and making operating decisions.  However, there are limitations in the use of this non-GAAP financial measure in that it excludes certain operating expenses that are recurring in nature.  In addition, our calculation of this non-GAAP financial measure may differ from the methodology used by other companies.  The presentation of this non-GAAP financial measure should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.  A reconciliation of net income, the most directly comparable GAAP financial measure, to non-GAAP earnings can be found in the table above under the heading, Non-GAAP Earnings.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, among others, our expectation regarding Orenitram’s potential to become our best-selling product.  These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  We are providing this information as of February 24, 2015, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.  [uthr-g]

Orenitram, Remodulin and Tyvaso are registered trademarks of United Therapeutics Corporation.

Adcirca is a registered trademark of Eli Lilly and Company.

UNITED THERAPEUTICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Net product sales	$345,381	$286,297	$1,279,533	$1,106,944
Other	982	2,720	8,986	10,040
Total revenues	346,363	289,017	1,288,519	1,116,984
Operating expenses:
Research and development	71,482	121,552	242,549	299,348
Selling, general and administrative	80,534	157,178	381,287	394,010
Cost of product sales	15,771	38,778	125,883	131,127
Total operating expenses	167,787	317,508	749,719	824,485
Operating income (loss)	178,576	(28,491)	538,800	292,499
Other (expense) income:
Interest expense	(3,527)	(4,562)	(17,592)	(18,058)
Other, net	(285)	1,423	3,972	4,462
Total other (expense) income, net	(3,812)	(3,139)	(13,620)	(13,596)
Income (loss) before income taxes	174,764	(31,630)	525,180	278,903
Income tax (expense) benefit	(58,829)	1,316	(185,106)	(104,343)
Net income (loss)	$115,935	$(30,314)	$340,074	$174,560
Net income (loss) per common share:
Basic	$2.44	$(0.60)	$7.06	$3.49
Diluted	$2.17	$(0.60)	$6.28	$3.28
Weighted average number of common shares outstanding:
Basic	47,431	50,281	48,176	50,076
Diluted	53,548	50,281	54,155	53,231

SELECTED CONSOLIDATED BALANCE SHEET DATA

(In billions)

	December 31,
	2014	2013

Cash, cash equivalents and marketable securities (excluding restricted amounts)	$0.8	$1.1
Total assets	1.9	2.1
Total liabilities and temporary equity	0.6	0.8
Total stockholders’ equity	1.2	1.3